                                            TYCO INTERNATIONAL LTD.
                                                  EXHIBIT 11
                                        EARNINGS PER SHARE COMPUTATION
                                   (In thousands, except per share amounts)

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


                                                            THREE MONTHS ENDED            SIX MONTHS ENDED
                                                               DECEMBER 31,                 DECEMBER 31,
                                                        -------------------------       --------------------
                                                           1996            1995           1996        1995
                                                        ----------      ---------       --------    --------

CALCULATION OF EARNINGS PER SHARE:
PRIMARY:
Weighted average common shares outstanding
  during the period                                      156,710        152,775        155,358      152,786
Effect of the restricted stock plan, stock
  options and warrants using the treasury stock
  method                                                     735            123            671           33
                                                        --------       --------        -------      -------
Total common equivalent shares                           157,445        152,898        156,029      152,819
                                                        --------       --------        -------      -------
                                                        --------       --------        -------      -------
Net income                                              $ 91,320       $ 70,771       $174,370     $136,435
                                                        --------       --------        -------      -------
                                                        --------       --------        -------      -------
Earnings per share                                      $   0.58       $   0.46       $   1.12     $   0.89
                                                        --------       --------       --------     --------
                                                        --------       --------       --------     --------


FULLY DILUTED(1):
Weighted average common shares outstanding
  during the period                                      156,710        152,775        155,358      152,786
Effect of the restricted stock plan, stock
  options and warrants using the treasury stock
  method                                                     790            279            718          175
                                                        --------       --------       --------     --------
Total common equivalent shares                           157,500        153,054        156,076      152,961
                                                        --------       --------       --------     --------
                                                        --------       --------       --------     --------
Net income                                              $ 91,320       $ 70,771       $174,370     $136,435
                                                        --------       --------       --------     --------
                                                        --------       --------       --------     --------
Earnings per share                                      $   0.58       $   0.46       $   1.12     $   0.89
                                                        --------       --------       --------     --------
                                                        --------       --------       --------     --------
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(1)  This calculation is submitted in accordance with Regulation S-K item
     601 (b)(11) although not required by Footnote 2 to Paragraph 14 of APB
     Opinion No. 15 because it results in dilution of less than 3%.